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                                                              EXHIBIT 10.2(1)(g)

                                 SIXTH AMENDMENT
                                     TO THE
                                BELO SAVINGS PLAN
                (AS AMENDED AND RESTATED EFFECTIVE JULY 1, 2000)


         Belo Corp., a Delaware corporation, pursuant to authorization by the Compensation Committee of the Board of Directors, adopts the following amendments to the Belo Savings Plan (the "Plan"), effective as of January 1, 2002, except as otherwise indicated.

         1. Section 4.4(b) of the Plan is amended in its entirety effective as of May 7, 2002, to read as follows:

                  (b)      Method of Allocation.

                           (i) General Rule. Except as provided in Section 4.4(b)(ii), the share of net income or net loss of the Trust Fund to be credited to, or deducted from, each Account will be the allocable portion of the net income or net loss of the investment fund in which such Account, or any subaccount of such Account, is invested as of each Valuation Date, as determined by the Committee in a uniform and nondiscriminatory manner.

                           (ii) Special Rule for Interest Accumulated by Wells Fargo Bank. Any amounts held in cash by Wells Fargo Bank of Texas, as trustee of the Plan ("Wells Fargo"), will be invested by Wells Fargo in short-term interest-bearing instruments. As soon as practicable after the last day of any calendar quarter on which there is at least $500 of accumulated interest in excess of any cash required by Wells Fargo to manage the sale and reinvestment of Series B Common Stock, such accumulated interest will be allocated to each eligible Participant's Account by the Committee as net income of the Trust Fund, in a uniform and nondiscriminatory manner, based on the ratio that the amount of each eligible Participant's Account that is invested in Series A Common Stock held by Wells Fargo as of the last day of such calendar quarter bears to the total amount of all eligible Participants' Accounts that is invested in Series A Common Stock held by Wells Fargo as of the last day of such calendar quarter. The interest so allocated to an eligible Participant's Account will be invested proportionately in the investment funds selected by the Participant in his most recent investment direction. For purposes of this paragraph, an "eligible Participant" with respect to a calendar quarter is a Participant who is an Employee on the last day of the calendar quarter and for whom Wells Fargo holds shares of Series A Common Stock as of the last day of the calendar quarter.

         2. Section 6.1(c) of the Plan ("Form of Distributions after March 31, 2001") is amended by adding a second sentence thereto to read as follows:

         The cash value of the whole and fractional shares of Company Stock allocated to a Participant's Accounts will be distributed to the Participant in cash unless the Participant


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         elects to receive distribution of the whole shares allocated to his
         Accounts in the form of shares.

         3. Clause (iii) of Section 6.3(b) of the Plan ("Deemed Financial Need") is amended in its entirety to read as follows:

                  (iii) the payment of tuition, related educational fees and room and board expenses for the next 12 months of post-secondary education for the Participant, his spouse, children or dependents (as defined in Code section 152);

         4. Section 10.2(d) of the Plan ("Contribution Percentage") is amended by adding the following sentence thereto:

         Deferral Contributions may also be included in the Contribution Percentages used to satisfy the Average Contribution Percentage Test described in Section 10.7(a) of the Plan, provided that the Average Deferral Percentage Test described in Section 10.6(a) of the Plan is met before such Deferral Contributions are included in the Average Contribution Percentage Test and continues to be met following the exclusion of such Deferral Contributions.

         5. Section 10.2(e) of the Plan ("Deferral Percentage") is amended by adding the following sentence thereto:

         Deferral Contributions that are taken into account in the Average Contribution Percentage Test described in Section 10.7(a) of the Plan will be excluded from the Deferral Percentage (provided the Actual Deferral Percentage Test described in Section 10.6(a) of the Plan is satisfied both with and without exclusion of such Deferral Contributions).

         6. Appendix A to the Plan ("Participating Employers") is amended effective July 1, 2002, to add the following employer as a Participating
Employer:

                    Belo Advertising Customer Services, Inc.

         Executed at Dallas, Texas, this 5th day of November, 2002.

                                 BELO CORP.



                                 By /s/ Marian Spitzberg
                                    ------------------------------------------
                                        Marian Spitzberg
                                        Senior Vice President, Human Resources



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